Exhibit No. 2
AMENDED AND RESTATED BY-LAWS
OF
PAINEWEBBER INVESTMENT TRUST
ARTICLE I
DEFINITIONS
The terms "By-laws", "Commission", "Custodian",
"Declaration", "1940 Act",

Series", "Shareholder", "Shares" "Transfer Agent",
"Trust", "Trust

Property" and "Trustees" have the respective meanings given them in the Declaration of Trust of PaineWebber Investment Trust, as amended and restated on February 11, 1998 and amended from time to time thereafter.
ARTICLE II
SHAREHOLDERS
Section 1. Meetings. Meetings of the Shareholders of the Trust or a Series thereof shall be held as provided in the Declaration at such place within or without the Commonwealth of Massachusetts as the Trustees shall designate.

Section 2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his address as recorded on the register of the Trust mailed at least (10) days and not more than ninety (90) days before the meeting; provided, however, that notice of a meeting need not be given to a shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934. Only the business stated in the notice of the meeting shall be considered at such meeting. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice is executed by the Shareholder, or his attorney thereunto authorized, before or after the meeting and which waiver is filed with the records of the meeting.
Section 3. Quorum and Adjournment of Meetings. The holders of record of thirty percent (30%) of the outstanding Shares of the T rust or a Series thereof present in person or by proxy shall constitute a quorum at any meeting of the Shareholders of the Trust or a Series thereof, except as otherwise provided in the Declaration. If, however, such quorum shall not be present or represented at any meeting of Shareholders, the holders of a majority of the Shares present in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of Shares entitled to vote at such meeting shall be present. At such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

Section 4.  Record Date for Meetings and Other Purposes.
For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any ot her action, the Trustees may fix in advance, as a record date, a date not more than ninety (90) or less than ten (10) days prior to the date of any meeting of Shareholders or distribution or other action, for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments, which shall be governed by the Trust's Prospectus(es
) and Statement(s) of Additional Information as in effect from time to time.
Section 5. Voting; Proxies. Shareholders entitled to vote may vote either in person or by proxy, provided that such proxy to act is authorized to act by (1) a written instrument, dated not more than eleven months before the meeting and executed either by the Shareholder or by his or her duly authorized attorney in fact
(who may be so authorized by a writing or by any non-written means permitted by the laws of the Commonwealth of Massachusetts) or (2) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Trustees.
Proxies shall be delivered to the secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any o ne of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Declaration to vote and each fractional
Share shall be entitled to a proportionate fractional vote.
Section 6. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.
Section 7. Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter
(or such larger proportion thereof as shall be required by law, the Declaration or these By-laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.
ARTICLE III
TRUSTEES
Section 1.  Meetings of the Trustees.
Regular meetings of the Trustees shall be held at such time and on such notice as the Trustees may from time to time determine. Special meetings of the Trustees shall be held whenever called by the Chairman, the Secretary, or by two or more of the Trustees, at the time being in office.
























Section 2. Notice of Special Meetings. Notice of the time and place of each special meeting shall be given by the Secretary or an Assistant Secretary or by the officer or Trustees calling the meeting and shall be mailed to each Trustee at least one day before the meeting, or shall be telegraphed, cabled, or wirelessed to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, e xecuted by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting.


















Section 3. Quorum and Adjournment of Meetings. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and, except as otherwise required by law, the Declaration or these By-laws, the act of a majority of the Trustees present at any such meeting at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall have been obtained. Notice of an adjourned meeting need not be given.

Section 4. Committees. The Trustees, by vote of a majority of all the Trustees, may elect from their own number committees to consist of not less than two (2) members to hold office at the pleasure of the Trustees, and shall have such powers as the Trustees may, from time to time, delegate to them by resolution, except those powers which by law, the Declaration or these By-laws they are prohibited from delegating. A majority of all members of any such committe e may determine its action and fix the time and place of its meetings, unless the Trustees shall otherwise provide. The Trustees shall have the power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

Section 5.  Telephone Meetings.  The Trustees or
a committee of the Trustees may meet by means of a telephon e conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting.

Section 6. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Trustees or any committee thereof may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed w ith the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

ARTICLE IV
OFFICERS
Section 1. General Provisions. The executive officers of the Trust shall be a Chairman, a President, a Vice C hairman, a Treasurer, one or more Vice Presidents and a Secretary, each of whom shall be elected by the Trustees. The Trustees may elect or appoint such other officers, agents or employees as the business of the Trust may require, including one or more Assistant Secretaries and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers, agents or employees.


Section 2.  Term of Office and Qualifications.
Except as otherwise provided by law, the Declaration or these By-laws, the Chairman, the President, the Vice Chairman, the Vice President(s), the Treasurer and the Secretary shall each hold office until his successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. Any two offices may be held by the same person, except that the Chairman or the President may not be the same person as the Treasurer. Any officer may be but, except for the Chairman and the Vice Chairman, none need be, a Trustee or Shareholder.


























Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office.
Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

Sect
ion 4. Powers and Duties. The officers of the Trust shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Trustees.


Section 5.  Compensation of Officers and Trustees.
Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees shall be fixed from time to time by the Trustees or, in the case of officers, by any committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.



A
RTICLE V

FISCAL YEAR

The fiscal year of the Trust or, if applicable, each Series of the Trust shall be fixed by resolution of the Trustees and shall be the taxable year of the Trust or Series.








ARTICL

E VI

SEAL

The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.


ARTICLE VII

SUFFICIENCY AND WAIVERS OF NOTICE
Whenever any notice whatever is required to be given by law, the Declaration or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Notice, if mailed for the purposes of these By-laws, shall be deemed to have been given when deposited in the U.S. mail. Notice, if telegraphed, c abled or wirelessed for the purposes of these By-laws, shall be deemed to have been given when delivered to a representative of any telegraph, cable or wireless company w ith instructions that it be telegraphed, cabled or wirelessed.
ARTICLE VIII
CUSTODY OF SECURITIES
Section 1.  Employment of a Custodian.
The Trust shall place and at all times maintain in the custody of one or more Custodians
(including any sub-custodian for the Custodian), to the extent required by and in a manner consistent with the 1940 Act and the rules thereunder, all funds, securities and similar investments included in the Trust
Property or the Trust Property allocated or belonging to a Series thereof.

Section 2.  Action Upon Termination of Custodian Agreement.
Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Trustees shal l promptly appoint a successor custodian and require that the cash and securities owned by the Trust be delivered directly to the successor custodian.







ARTICLE IX
AMENDMENTS
These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopte d by (a) vote of a majority of the Shares outstanding and entitled to vote or (b) by a majority of the Trustees, provided, however, that no By-laws may be amended, adopted or repealed by the Trustees, if such amendment, adoption or repeal requires, pursuant to laws, the Declaration of these By-laws, a vote of the Shareholder s.

As amended and restated February 11, 1998
-2-

DC-216640.02